Exhibit 23.3


                                                                           BLICK
                                                                      ROTHENBERG
                                                           Chartered Accountants





The Board of Directors              Our ref:    RJL/KJM/19434
Radcom Limited
12 Hanochoshet Street               13 May 2004
Tel-Aviv  69710
ISRAEL



Dear Sirs

Radcom (UK) Limited

We consent to the incorporation by reference in the Registration Statement on Form F-3 of Radcom Ltd. of our report dated January 21st, 2003, with respect to the balance sheet of Radcom (UK) Ltd. as of December 31, 2002 and the related statement of operations, changes in shareholders' equity and cash flows for year then ended, which is relied on in the December 31, 2003 Annual Report on Form 20-F of Radcom Ltd.

Yours faithfully


/s/ Blick Rothenberg